Exhibit 99.1

SiriusXM to Acquire Connected Vehicle Unit of Agero, Inc.,
the Leading Provider of Connected Vehicle Services

Acquisition Positions SiriusXM as the Leading Telematics Service Provider

NEW YORK – August 15, 2013 – Sirius XM Radio (NASDAQ: SIRI) today announced that it has entered into a definitive agreement to acquire the connected vehicle services business of Agero, Inc. for $530 million in cash.

The connected vehicle unit of Agero is the leading provider of innovative telematics services, offering safety, security and convenience services for drivers and end-to-end, turnkey solutions for automakers. Following the acquisition, SiriusXM will provide connected vehicle services to more automotive manufacturers -- including Acura, BMW, Honda, Hyundai, Infiniti, Lexus, Nissan and Toyota – than any other telematics provider.

SiriusXM holds a unique footprint in vehicles from every major carmaker, offering unparalleled audio entertainment and data services available in more than 50 million vehicles. Telematics and connected vehicle solutions are key elements in the future of the auto industry. The acquisition of the connected vehicle business of Agero establishes SiriusXM as the leading provider for services in this growing industry.

“The acquisition of Agero’s connected vehicle business is a natural fit for Sirius XM. As the world’s leading provider of in-vehicle subscription services, SiriusXM is uniquely positioned to offer world-class end-to-end telematics services,” said Jim Meyer, Chief Executive Officer, SiriusXM. “The transaction accelerates SiriusXM’s development in architecture supporting connected vehicle services, as well as the ability to provide services over both satellite and cellular networks. Agero’s connected vehicle team is known for their experience, innovation and technology, and we look forward to welcoming them to SiriusXM as we work to capture the significant growth opportunities in connected vehicle services.”

The transaction is subject to the expiration or early termination of the Hart-Scott-Rodino antitrust waiting period and other customary closing conditions.

The transaction is expected to close in the fourth quarter of 2013.

Morgan Stanley acted as financial advisor to SiriusXM in connection with this transaction.

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About Sirius XM Radio

Sirius XM Radio Inc. is the world’s largest radio broadcaster measured by revenue and has more than 25 million subscribers. SiriusXM creates and broadcasts commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment; and the most comprehensive Latin music, sports and talk programming in radio. SiriusXM is available in vehicles from every major car company in the U.S., from retailers nationwide, and online at siriusxm.com. SiriusXM programming is also available through the SiriusXM Internet Radio App for Android, Apple, and BlackBerry smartphones and other connected devices. SiriusXM also holds a minority interest in SiriusXM Canada which has more than 2 million subscribers.

On social media, join the SiriusXM community on Facebook, facebook.com/siriusxm, Twitter, twitter.com/siriusxm, Instagram, instagram.com/siriusxm, and YouTube at youtube.com/siriusxm.

About Agero, Inc.

Agero is the leading provider of vehicle and driver safety and security services, including roadside assistance, consumer affairs and claims management services. The company serves over 75 million vehicle owners in partnership with leading automobile manufacturers, insurance carriers and others. Agero, a member company of The Cross Country Group, is headquartered in Medford, Mass. To learn more, visit www.agero.com.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: our competitive position versus other forms of radio and audio services; our dependence upon automakers; general economic conditions; failure of our satellites, which, in most cases, are not insured; our ability to attract and retain subscribers at a profitable level; royalties we pay for music rights; the unfavorable outcome of pending or future litigation; rapid technological and industry change; failure of third parties to perform; changes in consumer protection laws and their enforcement; and our substantial indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

CODE G-SIRI

Contact Information for Investors and Financial Media:

Investors:

Hooper Stevens

(212) 901-6718

hooper.stevens@siriusxm.com

Media:

Patrick Reilly

(212) 901-6646

patrick.reilly@siriusxm.com